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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 13, 2001


                              TRITON ENERGY LIMITED
             (Exact name of registrant as specified in its charter)


        CAYMAN ISLANDS                     1-11675                  NONE
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


    CALEDONIAN HOUSE, JENNETT STREET
              P.O. BOX 1043
               GEORGE TOWN
      GRAND CAYMAN, CAYMAN ISLANDS                                   NA
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (345) 949-0050


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         At 12:00 midnight, New York City time, on August 13, 2001 (the "Expiration Date"), the cash tender offer (the "Offer") of Amerada Hess Corporation, a Delaware corporation ("Amerada Hess"), made through its wholly owned subsidiary, Amerada Hess (Cayman) Limited, a company limited by shares organized under the laws of the Cayman Islands ("Purchaser"), expired. The Offer was to purchase all of the existing unconditionally allotted or issued and fully paid ordinary shares, par value $0.01 per share, of Triton Energy Limited, a company limited by shares organized under the laws of the Cayman Islands (the "Company"), and any further ordinary shares, par value $0.01 per share, that were unconditionally allotted or issued and fully paid before the Expiration Date, including the associated Series A junior participating preferred share purchase rights issued pursuant to the Rights Agreement dated as of March 25, 1996, as amended, by and between the Company and Mellon Investor Services LLC, as Rights Agent (the "Ordinary Shares"), at a price of $45.00 per Ordinary Share. Based on reports from The Bank of New York, the depositary for the Offer, as of the Expiration Date, a total of 63,751,116 Ordinary Shares (including 22,899,985 Ordinary Shares subject to guarantees of delivery), representing approximately 99.64% of the outstanding Ordinary Shares, had been validly tendered and not properly withdrawn in the Offer. Purchaser accepted for payment all of the Ordinary Shares validly tendered pursuant to the Offer on the Expiration Date and made payment of the offer consideration on August 17, 2001.

         Purchaser intends to effect a compulsory acquisition of the remaining Ordinary Shares that are not owned by Amerada Hess, Purchaser or any subsidiary of Amerada Hess in accordance with the law of the Cayman Islands as soon as permitted by the law of the Cayman Islands.

         The Offer was made pursuant to an Acquisition Agreement, dated as of July 9, 2001, as amended, by and among the Company, Amerada Hess and Purchaser (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, on August 17, 2001, Purchaser secured the resignation of eight members of the existing board of directors of the Company and elected John B. Hess, W.S.H. Laidlaw, John
Y. Schreyer, J. Barclay Collins II, Nicholas F. Brady, Robert N. Wilson, Frank
A. Olson and Edith E. Holiday to fill the vacancies created by such resignations. James C. Musselman and J. Otis Winters remained as directors of the Company.

         Purchaser obtained the approximately $2.87 billion required to purchase the Ordinary Shares tendered pursuant to the Offer from Amerada Hess. Amerada Hess obtained such funds from the issuance of notes in the approximate amount of $2.5 billion on August 15, 2001, as well as from working capital and commercial paper supported by lines of credit. The terms of the notes are described in the Form S-3 registration statement filed by Amerada Hess with the Securities and Exchange Commission (the "Commission") on July 20, 2001. The lines of credit are described in the Schedule TO filed by Amerada Hess and Purchaser with the Commission on July 17, 2001, in which such lines of credit are defined as "Credit Facility A" and "Credit Facility B", respectively.

         Amerada Hess announced the expiration of the Offer in a press release dated August 14, 2001, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

99.1 Press Release issued by Amerada Hess dated August 14, 2001.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TRITON ENERGY LIMITED


Date:  August 17, 2001                     By:   /s/ W. Greg Dunlevy
                                              ----------------------------------
                                              Name:  W. Greg Dunlevy
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
  NO.         DESCRIPTION
-------       -----------
99.1          Press Release issued by Amerada Hess dated August 14, 2001.